Neal Harding

RMD Corporation

2509 Plantside Drive

Louisville, KY 40299

April 20, 2006

Fax to 1-212-202-3817

Board of Directors

10215 Technology Drive

Suite 301

Knoxville, TN 37932

Gentlemen:

It is with regret that I tender my resignation, effective immediately after the upcoming shareholder’s meeting, from the Board of Directors of Tengasco, Inc. I anticipate that my other business and personal commitments will not leave sufficient time for me to continue to serve the company going forward. As a result, I believe the company will be best served if I step down from my directorship.

Best Regards,

s/Neal Harding